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                                    Filed Pursuant to Rule 424(b)(3)
                                    Registration Statement No. 33-11019




Prospectus Supplement Dated December 11, 1995 to Prospectus dated
July 14, 1994.


Effective January 1, 1996, the Paragraph headed "Interest Rate" appearing on page 20 of the Prospectus is deleted and replaced with the following:

     2.   Interest Rate

          Member Accounts and Voluntary Member Accounts shall be credited with simple interest at the rate of 5.75% per annum, payable or attributable annually in arrears based on a 360-day year of 12 30-day months.